Exhibit 99.1

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HOST DIGITAL INFRASTRUCTURE LLC

The following discussion should be read together with Host Digital Infrastructure LLC’s (the “Company”, “we”, “our” and “us”) financial statements and the related notes included elsewhere in this Current Report on Form 8-K. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions, including those described under “Risk Factors” and elsewhere in this Current Report on Form 8-K. Actual results may differ materially. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

Overview

The Company is a development-stage entity with no material revenue from operations. The Company was organized to develop, own and operate large-scale data center campuses in the United States serving high-performance computing and artificial intelligence workloads. The Company has no significant operating history. The Company’s continuing operations did not generate revenue during the periods presented.

The Company’s initial project is expected to be the development of an approximately 45+ megawatt data center campus in Northeast Oklahoma (the “Project Facility”), comprising 45+ megawatts of contracted power capacity, related electrical equipment, and an 80,000+ square foot building under an exercised acquisition option. In the event that the Company does not complete the acquisition of the Project Facility, the Company may instead pursue the lease or acquisition of one or more other facilities with similar power output and other characteristics to the Project Facility.

In February 2026, we acquired T-20 Mining LLC (“T-20”), a Delaware limited liability company that held an Electric Service Agreement (“ESA”) with the applicable utility provider for the Project Facility’s location. The ESA provides us with a contractual right to a specified level of electrical power capacity at the Project Facility, a critical infrastructure asset for the Project Facility to be used as a data center by the tenant as discussed below. The acquisition of T-20 was undertaken specifically to secure power access at the Project Facility and is directly related to our intended use of the Project Facility.

On August 7, 2026, we entered into a 15-year lease with one of the world’s largest privately held cloud infrastructure companies, pursuant to which we will provide 43 MW of critical IT load capacity at the Project Facility (the “Lease”). The Lease is structured on a take-or-pay basis, which is expected to be backstopped by an investment-grade technology company, with aggregate base-term contracted rent of approximately $1.25 billion, inclusive of 3% annual escalators. The Lease may be renewed for a total Lease term of 30 years. The Project Facility is not currently generating revenue and the Lease is expected to commence in the first quarter of 2027, which is when we expect to deliver to the tenant the Project Facility.

This lease strengthens our ability to obtain project financing for the acquisition of the Project Facility and supports management’s plans to address the going concern uncertainty (see Note 1 — Organization and Nature of Operations and Note 2 — Going Concern to the Company’s unaudited condensed consolidated financial statements for the three and six months ended July 31, 2026 included elsewhere in this Current Report on Form 8-K).

The Company will not commence material revenue-generating operations until, at the earliest, a lease has been executed, construction of the Project Facility or another similar facility has been completed and the tenant has occupied the property. As of the date of this filing the Company has executed the Lease, but neither of the other steps has occurred.

Plan of Operations

Because the Company has not commenced material revenue-generating operations, its principal activities for the foreseeable future will consist of: (i) closing the contemplated project financing described below; (ii) completing construction and commissioning of the Project Facility; (iii) achieving tenant occupancy and lease commencement at the Project Facility; and (iv) advancing site control, utility arrangements, customer dialogue and design work across future developments. The timing and achievement of each of these milestones is subject to a number of risks and uncertainties, including construction risk, supply-chain availability for long-lead-time equipment, utility delivery risk, anchor tenant negotiation risk, the timing of the project financing, and capital markets conditions.

Results of Operations

We have not generated material revenue from operations during any period presented and do not expect to generate material revenue until, at the earliest, the prospective anchor tenant has executed a lease, occupied the Project Facility and commenced rent payments, of which only execution of the Lease has occurred. The Company’s operating expenses to date have consisted principally of (i) general and administrative expenses, including legal, accounting, audit and tax-advisory fees, (ii) project pre-development costs (including engineering, environmental, surveying, permitting, power costs, and pre-construction expenses), (iii) compensation expense, and (iv) costs of pursuing its public listing and the contemplated project financing.

Liquidity and Capital Resources

The Company’s activities to date have been funded principally through sponsor equity and related-party advances. We have not generated material cash from operations during any period presented. As of January 31, 2026, the Company had no cash and incurred a net loss of $518,705. In addition, the Company had net cash used in operations of $1,208,046 and a working capital deficit of $1,195,242 as of January 31, 2026. As of July 31, 2026, the Company had no cash and incurred a net loss of $3,703,223 and $5,039,396 as of the three and six months ended July 31, 2026, respectively. In addition, the Company had net cash used in operations of $480,181 and a working capital deficit of $27,465,029 as of the six months ended July 31, 2026.

The Company expect its principal future sources of liquidity to be (i) the net proceeds of a contemplated project financing the proceeds of which would fund the balance of the development and construction costs at the Project Facility, together with a debt service reserve and cost-overrun protection; (ii) continued sponsor or affiliate funding; and (iii) following tenant occupancy, contracted cash flows under the Lease. The pricing and closing of the contemplated project financing is dependent on, among other things, prevailing capital markets conditions, interest rates, and the overall progress of the Project Facility’s development. There can be no assurance that the financing will be completed on the contemplated terms, or at all.

Off-Balance Sheet Arrangements

As of the date of this filing, the Company does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on its financial condition, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

The preparation of the Company’s financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates, judgments and assumptions. The Company considers the following to be its critical accounting policies:

Business Combination Accounting

The Merger was accounted for as a reverse acquisition under GAAP in accordance with Accounting Standards Codification Topic 805, Business Combinations. We were identified as the accounting acquirer because its former members hold a majority of the voting rights in the combined entity, designate a majority of the board of directors, and appoint senior management. Host Digital Inc. (f/k/a Healthy Choice Wellness Corp.) was the accounting acquiree. Under the acquisition method of accounting, the assets and liabilities of Host Digital Inc. will be recorded at their estimated fair values as of the acquisition date, and any excess of the purchase price over the fair value of the net assets acquired will be recorded as goodwill. The assets and liabilities of the Company will be carried over at their historical carrying values, as the combined entity is a continuation of the Company’s financial statements.

Asset Acquisition Accounting

The Company accounts for acquisitions of assets or groups of assets that do not meet the definition of a business under ASC 805, Business Combinations, as asset acquisitions in accordance with ASC 805-50, Business Combinations — Related Issues.

Under the asset acquisition model, the total cost of the acquisition, including direct and incremental transaction costs (such as legal, valuation, and due diligence fees), is allocated to the identifiable assets acquired and liabilities assumed based on their relative fair values. No goodwill is recognized in an asset acquisition. The cost of the acquisition is allocated to the individual assets and liabilities based on their relative fair values at the acquisition date.

Transaction costs directly attributable to the acquisition are capitalized as part of the cost of the assets acquired. The Company determines the fair value of acquired assets using appropriate valuation techniques, which may include income approaches (e.g., discounted cash flow models), market approaches, or cost approaches, depending on the nature of the assets.

Going Concern

The Company has evaluated its ability to continue as a going concern for at least twelve months from the issuance of its consolidated financial statements. The ability of the Company to continue its operations is dependent on management’s plans, which include the raising of capital through debt and/or equity markets, including as a result of the Company’s access to public capital markets as a result of the Merger, with some additional funding from other traditional financing sources, including pursuing project financing, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company also believes that execution of the Lease strengthens the Company’s ability to obtain project financing in connection with development of the Project Facility and supports management’s plans to address the going concern uncertainty.

The future viability of the Company is dependent on its ability to raise additional capital to finance its operations, which is uncertain. The Company has concluded that there is substantial doubt about its ability to continue as a going concern for at least one year after the date that the consolidated financial statements are issued.

For further discussion on the Company’s ability to continue as a going concern, see Note 2 to the Company’s financial statements included elsewhere in this Current Report on Form 8-K.

Recent Accounting Pronouncements

For a discussion of recently issued accounting pronouncements that may affect the Company, see Note 3 to the Company’s financial statements included elsewhere in this Current Report on Form 8-K.